                                                                   EXHIBIT 99.2


                         [HEALTHCARE REALTY TRUST LOGO]


                                  NEWS RELEASE


Contact: Scott W. Holmes, Senior Vice President and Chief Financial Officer,
         (615) 269-8175

            HEALTHCARE REALTY TRUST ANNOUNCES FOURTH QUARTER RESULTS

         NASHVILLE, Tennessee January 30, 2003 -- Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the fourth quarter that ended December 31, 2002. Revenues for the fourth quarter totaled $46.7 million, compared with the prior year's $49.0 million. Net income for the period, after recording a fourth quarter charge which was substantially non-cash, was $7.5 million, or $0.18 per diluted common share. Before the charge, net income would have been $19.3 million, or $0.46 per diluted common share, versus $20.1 million, or $0.45 per diluted common share, for the fourth quarter of 2001. Diluted funds from operations, comprised primarily of net income and depreciation from real estate, totaled $27.8 million for the fourth quarter of 2002, compared with $27.1 million for the same period in 2001. Funds from operations, per diluted common share, for the fourth quarter of 2002 was $0.67, compared with $0.67 for the fourth quarter of 2001.

        Revenues for the twelve months ended December 31, 2002 totaled $194.5 million compared with the prior year's $194.5 million. For the twelve-month period, net income after the charge was $70.1 million, or $1.55 per diluted common share, versus $79.9 million, or $1.81 per diluted common share, for the same period in 2001. Before the charge, net income would have been $81.9 million, or $1.84 per diluted common share. Diluted funds from operations totaled $110.7 million for the twelve months ended December 31, 2002, compared with $106.9 million for the same period ended December 31, 2001. Funds from operations, per diluted common share, for the twelve months ended December 31, 2002 was $2.66, compared with $2.64 for the twelve months ended December 31, 2001.

         Net income includes a one-time charge in the fourth quarter of $11.8 million which is comprised of the accelerated non-cash stock amortization relating to the retirement of an executive officer as well as severance-related, project and other costs associated with the elimination of other officer and employee positions.

         Healthcare Realty Trust is a real estate investment trust that integrates owning, managing and developing income-producing real estate properties associated with the delivery of healthcare services throughout the United States. The Company's portfolio is comprised of nine major facility types, located in 28 states nationwide, and operated pursuant to contractual arrangements with 60 healthcare providers. The Company has investments of approximately $1.6 billion in 221 real estate properties or mortgages, totaling approximately 11 million square feet. The Company provides property management services to more than five million square feet nationwide.

       The Company directs interested parties to its Internet page site, www.healthcarerealty.com, where material information is posted regarding this quarter's operations. Please contact the Company at (615) 269-8175 to request a printed copy of this information. In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties.
  These risks are discussed in a 10-K filed with the SEC by Healthcare Realty
    Trust for the year ended December 31, 2001. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking material.

                                     -MORE-

HR Reports Fourth Quarter Results
Page 2
January 30, 2003


                      HEALTHCARE REALTY TRUST INCORPORATED
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  THREE MONTHS ENDED                   TWELVE MONTHS ENDED
                                                      DECEMBER 31,                         DECEMBER 31,
                                             ------------------------------        ------------------------------
                                                2002               2001               2002                2001
                                             -----------        -----------        -----------        -----------

Revenues:
  Master lease rental income                 $    23,212        $    24,909        $    98,067        $    99,962
  Property operating income                       18,963             17,928             76,590             67,750
  Straight line rent                                 895              1,268              3,143              5,749
  Mortgage interest income                         2,694              3,540             13,308             17,254
  Management fees                                    240                414              1,090              1,533
  Interest and other income                          742                938              2,329              2,290
                                             -----------        -----------        -----------        -----------
                                             $    46,746        $    48,997        $   194,527        $   194,538
                                             -----------        -----------        -----------        -----------
Expenses:
  General and administrative                      13,854              2,544             22,228             10,110
  Property operating expenses                      7,454              7,365             29,803             26,515
  Interest                                         8,229              8,751             34,195             38,110
  Depreciation                                    10,201             10,327             41,467             40,823
  Amortization                                        26                 74                131                303
                                             -----------        -----------        -----------        -----------
                                             $    39,764        $    29,061        $   127,824        $   115,861
                                             -----------        -----------        -----------        -----------

Net income before net gain (loss)
on sale of real estate properties            $     6,982        $    19,936        $    66,703        $    78,677

Net gain (loss) on sale of real
estate properties                                    515                211              3,388              1,210
                                             -----------        -----------        -----------        -----------

Net income                                   $     7,497        $    20,147        $    70,091        $    79,887
                                             ===========        ===========        ===========        ===========

Net income per common share - Basic          $      0.18        $      0.46        $      1.57        $      1.84
                                             ===========        ===========        ===========        ===========

Net income per common share - Diluted        $      0.18        $      0.45        $      1.55        $      1.81
                                             ===========        ===========        ===========        ===========

Funds from operations - Basic                $    27,818        $    27,097        $   110,709        $   106,922
                                             ===========        ===========        ===========        ===========

Funds from operations - Diluted              $    27,818        $    27,097        $   110,709        $   106,922
                                             ===========        ===========        ===========        ===========

Funds from operations
  per common share - Basic                   $      0.68        $      0.68        $      2.70        $      2.68
                                             ===========        ===========        ===========        ===========

Funds from operations
  per common share - Diluted                 $      0.67        $      0.67        $      2.66        $      2.64
                                             ===========        ===========        ===========        ===========

Weighted average common
  shares outstanding - Basic                  41,147,227         40,112,222         40,974,532         39,840,285
                                             ===========        ===========        ===========        ===========

Weighted average common
  shares outstanding - Diluted                41,747,036         40,693,569         41,606,068         40,463,158
                                             ===========        ===========        ===========        ===========

Healthcare Realty Trust maintains a website: www.healthcarerealty.com to provide general corporate, investor and financial information.

                                     -END-